LIMITED LIABILITY COMPANY AGREEMENT


                               OF

                  INLAND RYAN CLIFF LAKE, LLC


              a Delaware limited liability company





                Dated as of September ___, 1999














     LIMITED LIABILITY COMPANY AGREEMENT
                               OF
                  INLAND RYAN CLIFF LAKE, LLC


          THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of INLAND RYAN CLIFF LAKE, LLC, a Delaware limited liability company (the "Company"), dated as of September __, 1999, is entered into by and among Inland Real Estate Corporation, a Maryland corporation (the "Managing Member"), and Inland Ryan, LLC (the "Non-Managing Member" and together with the Managing Member, the "Members").

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                           ARTICLE 1.
                         DEFINED TERMS

          The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

          "Act" means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.

          "Actions"  has  the meaning set forth  in  Section  7.7
hereof.

          "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's
Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

               (a) decrease such deficit by any amounts that such Member is obligated to restore pursuant to this
     Agreement or by operation of law upon liquidation of such Member's Membership Interest or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

               (b)   increase such deficit by the items described
     in  Regulations Section   1.704-1(b)(2)(ii)(d)(4),  (5)  and
     (6).

The foregoing definition of "Adjusted Capital Account Deficit" is intended  to  comply  with the provisions of Regulations  Section
1.704-1(b)(2)(ii)(d)   and  shall  be  interpreted   consistently
therewith.

          "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement"   means  this  Limited  Liability   Company
Agreement of Inland Ryan Cliff Lake, LLC, as it may be amended, supplemented or restated from time to time.

          "Appraisal" means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the Managing Member in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the Managing Member is fair, from a financial point of view, to the Company.

          "Appraised Value" means, with respect to any asset, including any Contributed Property, the value of such asset as determined by Appraisal.

          "Assignee" means a Person to whom one or more LLC Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5 hereof.

          "Available Cash" means, with respect to any period for which such calculation is being made,

               (a)  the sum, without duplication, of:

                    (1)  the Company's Net Income or Net Loss (as
the case       may be) for such period,

                    (2)    Depreciation  and  all  other  noncash
charges to the extent         deducted in determining Net  Income
or Net Loss for such period,

                    (3)   the amount of any reduction in reserves
          of  the  Company           referred to in clause (b)(6)
          below (including, without limitation, reductions resulting because the Managing Member determines such amounts are no longer necessary),

                    (4)   the  excess, if any, of  the  net  cash
          proceeds  from  the sale,       exchange,  disposition,
          financing or refinancing of Company property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period, and

                    (5)    all  other  cash  received  (including
          amounts  previously accrued         as Net  Income  and
          amounts of deferred income) or any net amounts borrowed by the Company for such period that was not included in determining Net Income or Net Loss for such period;

               (b)  less the sum, without duplication, of:

                    (1) all debt payments including, but not limited to, principal and interest payments and other amounts required to be paid pursuant to documents evidencing the debt made during such period by the Company,

                    (2) capital expenditures made by the Company during such period,

                    (3)  INTENTIONALLY DELETED.

                    (4)   all other expenditures and payments not
          deducted in         determining Net Income or Net  Loss
          for such period (including amounts paid in respect of expenses previously accrued and payments made in
          connection    with    any   guaranty    of    Affiliate
          indebtedness),

                    (5)   any amount included in determining  Net
          Income or Net Loss for such period that was not received by the Company during such period, and

                    (6) the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the Managing Member determines are necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall  not  include
(i) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company or (ii) any Capital Contributions, whenever received.

          "Bankruptcy Law" means Title II, U.S. Code or any similar federal or state law for the relief of debtors.

          "Business Days" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Illinois are authorized or required by law to close.

          "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member on the Company's books and records in accordance with the following provisions:

               (a)  To each Member's Capital Account, there shall
          be  added  such        Member's Capital  Contributions,
          such Member's allocable share of Net Income and any items of income or gain specially allocated pursuant to
          Section 6.3 hereof, and the principal amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

               (b)   From  each  Member's Capital Account,  there
          shall  be subtracted the       amount of cash  and  the
          Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's allocable share of Net Loss and any items of loss or deductions specially allocated pursuant to
          Section 6.3 hereof, and the principal amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

               (c)   In the event any interest in the Company  is
          transferred  in accordance          with the  terms  of
          this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred interest.

               (d)   In  determining the principal amount of  any
          liability for purposes of          subsections (a)  and
          (b)  hereof,  there  shall be taken into  account  Code
          Section 752(c) and any other applicable provisions of the Code and Regulations.

               (e)  The provisions of this Agreement relating  to
          the  maintenance of       Capital Accounts are intended
          to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managing Member may make such modification provided that notwithstanding any other provision in this Agreement such modification will not have a material effect on the amounts distributable to any Member without such Member's Consent. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

          "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property that such Member contributes to the Company pursuant to Section 4.1 hereof (net of any liability that the Company assumes or takes subject to in connection with such contribution).

          "Cash Amount" means an amount of cash equal to the product of the LLC Units times $1.00 per each LLC Unit.
          "Certificate" means the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

          "Charter" means the Articles of Incorporation of the Managing Member, as amended, supplemented or restated from time to time.

          "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Company" means the limited liability company formed under the Act and pursuant to this Agreement, and any successor thereto.

          "Company Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2) for the phrase "partnership minimum gain," and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

          "Consent" means the consent to, approval of, or vote on a proposed action by a Member given in accordance with Article 14 hereof.

          "Consent of the Non-Managing Member" means the Consent of the Non-Managing Member, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the Non-Managing Member, in its absolute discretion.

          "Contributed Property" means the Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company.

          "Contribution  Agreement" means the Asset  Contribution
Agreement dated as of July 7, 1999, as amended, by and between the Members of the Non-Managing Member, and joined in by Ryan
Companies US, Inc.

          "Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

          "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services;
(ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

          "Depreciation" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

          "Effective  Date" means the date on which  the  Initial
Closing   contemplated   by   the   Contribution   Agreement   is
consummated.

          "ERISA"  means the Employee Retirement Income  Security
Act of 1974, as amended.

          "Exchange  Act"  means the Securities Exchange  Act  of
1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Family Members" means, as to a Person that is an individual, (a) such Person's spouse, (b) such Person's ancestors, (c) such Person's descendants (whether by blood or by adoption), (d) such Person's brothers and sisters, (e) inter vivos or testamentary trusts of which only such Person or his spouse, ancestors, descendants (whether by blood or by adoption), brothers or sisters are beneficiaries and (f) any partnership or limited liability company all of whose partners or members consist of such Person or his spouse, ancestors, descendants (whether by blood or by adoption), brothers or sisters or inter vivos or testamentary trusts of which only such Person or his spouse, ancestors, descendants (whether by blood or by adoption), brothers or sisters are beneficiaries.

          "Fiscal Year" means the fiscal year of the Company, which shall be the calendar year.

          "Funding Debt" means any Debt incurred by or on behalf of the Managing Member for the purpose of providing funds to the Company.

          "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be its Allocated Value, as agreed to by such Member and the Managing Member pursuant to the Contribution Agreement and set forth on Exhibit A with respect to that Member.

               (b) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clause (1) or clause (2) hereof shall be adjusted to equal their respective gross fair market values, as determined by Appraisal, as of the following times:

                    (1)   the  liquidation of the Company  within
          the  meaning  of            Regulations Section  1.704-
          1(b)(2)(ii)(g); and

                    (2)   at  such  other times as  the  Managing
          Member  shall  reasonably       determine necessary  or
          advisable in order to comply with Regulations  Sections
          1.704-1(b) and 1.704-2

               (c) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing Member, provided that, if the distributee is the Managing Member or if the distributee and the Managing Member cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

               (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(a) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph
     (d) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

               (e) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection
     (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

               "Incapacity" or "Incapacitated" means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction of an order adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter prior to consummation of a Permitted Transfer; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership prior to consummation of a Permitted Transfer;
(iv) as to any Member that is an estate, the distribution by the fiduciary of the estate's entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member's creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or
(h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay. The foregoing definition of "bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

          "Indemnitee" means (i) any Person made a party to a proceeding by reason of its status as (A) a Member or any Affiliate or member or partner of such Member or Affiliate or (B) a director, officer or employee of the Company, a Member or Affiliate or member or partner of such Member or Affiliate and
(ii) such other Persons (including Affiliates of any Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

          "IRS"   means  the  Internal  Revenue  Service,   which
administers the internal revenue laws of the United States.

          "Liquidating  Event"  has  the  meaning  set  forth  in
Section 13.1 hereof.

          "Liquidator"  has  the  meaning set  forth  in  Section
13.2.A hereof.

          "LLC Distribution Date" means the first Business Day of each month during the term of this Agreement.

          "LLC Record Date" means the record date for the actual distribution of cash pursuant to Section 5.1 hereof, which record date shall be the date five (5) days prior to each LLC Distribution Date.
          "LLC Unit" means a single Membership Interest issued pursuant to Section 4.1 hereof, as the same may be modified from time to time as provided in this Agreement. The ownership of an LLC Unit may (but need not, in the sole and absolute discretion of the Managing Member) be evidenced in the form of a certificate.

          "LLC Units" means more than one (1) LLC Unit.

          "Loan" has the meanings set forth in Section 7.1.C hereof.

          "Managing Member" means Inland Real Estate Corporation, a Maryland corporation in its capacity as a Member, or any successor Managing Member designated pursuant to the terms of this Agreement.

          "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to "partner nonrecourse debt minimum gain."

          "Member Nonrecourse Debt" has the meaning set forth  in
Regulations   Section  1.704-2(b)(4)  for  the  phrase   "partner
nonrecourse debt."

            "Member  Nonrecourse Deductions" has the meaning  set
forth in Regulations Section 1.704-2(i)(2) for the phrase "partner nonrecourse deductions," and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

          "Members" means the Persons owning Membership Interests, including the Managing Member and any Substitute Members who have been admitted to the Company as Members of the Company in accordance with this Agreement and named as Members in Exhibit A hereto.

          "Membership Interest" means a limited liability company interest in the Company based upon the number of LLC Units owned by a Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be expressed as a number of LLC Units and the LLC Units representing the Membership Interest of any Person will be equal to the Capital Contribution of such Member divided by $1.00.

          "Net Income" or "Net Loss" means, for each Fiscal Year of the Company, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (a)  Any income of the Company that is exempt from
          federal  income tax       and not otherwise taken  into
          account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

               (b)   Any expenditure of the Company described  in
          Code  Section        705(a)(2)(B) or treated as a  Code
          Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

               (c)    In the event that the Gross Asset Value  of
          any  Company  asset  is          adjusted  pursuant  to
          subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

               (d) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year.

               (e)   To  the  extent  that an adjustment  to  the
          adjusted  tax  basis  of  any           Company   asset
          pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

               (f)   Notwithstanding any other provision of  this
          definition  of "Net Income"         or "Net Loss,"  any
          item of income, gain, loss or deduction specially allocated pursuant to Section 6.3.A hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be allocated pursuant to
          Section 6.2.A(3) or Section 6.3.A hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

          "Net  Worth" means the "Total Stockholders' Equity"  of
the   Managing  Member  as  determined  in  accordance  with  the
methodology   used  in  Managing  Member's  Amended  Consolidated
Balance Sheet for the year ended December 31, 1998.

          "Non-Managing Member" means any Member other than the Managing Member.

          "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse
Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

          "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

          "No Transfer Period" means a period of five (5) years commencing on the Effective Date.

          "Percentage Interest" means as to a Member holding a Membership Interest, its interest in the Company as determined by dividing the LLC Units owned by such Member by the total number of LLC Units then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

          "Permitted  Transfer"  has the  meaning  set  forth  in
Section 11.3.A hereof.

          "Person"   means   an  individual  or  a   corporation,
partnership, trust, unincorporated organization, association, limited liability company or other entity.

          "Prime Rate" means on any date, a rate equal to the annual rate on such date announced by LaSalle National Bank in Chicago, Illinois to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If LaSalle National Bank discontinues its use of such prime, base or reference rate or ceases to exist, the Managing Member shall designate the prime, base or reference rate of another state or federally chartered bank based in Chicago, Illinois to be used for the purpose of calculating the Prime Rate hereunder (which rate shall be subject to limitation by all applicable usury laws).

          "Properties" means any assets and property of the Company such as, but not limited to, interests in real property (including the Property) and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company may hold from time to time.

          "Property" means Cliff Lake Centre, Egan, Minnesota, which is to be contributed to the Non-Managing Member pursuant to the Contribution Agreement and to be contributed by the Non-
Managing Member to the Company pursuant to this Agreement.

          "Regulations" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Regulatory Allocations" has the meaning set  forth  in
Section 6.3.A(7) hereof.

          "REIT" means a real estate investment trust qualifying under Code Section 856, et seq.

          "REIT Member" means a Member or Assignee that is, or has made an election to qualify as, a REIT.

          "REIT  Payment"  has the meaning set forth  in  Section
15.12 hereof.

          "REIT  Requirements"  has  the  meaning  set  forth  in
Section 5.1 hereof.

          "Related Party" means, with respect to any Person, any other Person whose ownership of shares of the Managing Member's capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

          "Ryan" means Ryan Cliff Lake, LLC, a Minnesota limited liability company and its successors and assigns.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Specified Exchange Date" has the meaning set forth  in
Section 8.6.A hereof.

          "Substituted Member" means an Assignee who is admitted as a Member to the Company pursuant to Section 11.4 hereof.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

          "Tax Items" has the meaning set forth in Section 6.4.A hereof.

          "Tenant Schedule" means a schedule, to be prepared by the Managing Member and timely provided to any Member making the representation required pursuant to Section 3.4.A(v) or Section 3.4.B(v) that lists all of the entities that are a tenant of either the Managing Member, the Company or any partnership, venture or limited liability company of which the Managing Member of the Company is a member. The Tenant Schedule shall be amended from time to time as necessary to reflect any changes to the list of the foregoing entities.
          "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

          "Termination  Payment" has the  meaning  set  forth  in
Section 11.2.B hereof.

          "Transfer," when used with respect to an LLC Unit or all or any portion of a Membership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law. The terms "Transferred" and "Transferring" have correlative meanings.

                           ARTICLE 2.
                     ORGANIZATIONAL MATTERS

          Section 2.1.   Formation

          The Company is a limited liability company formed pursuant to the provisions of the Act for the purposes and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. Each Person listed on Exhibit A hereto on the date hereof is admitted to the Company as a Member of the Company effective as of the date hereof upon its execution of a counterpart of this Agreement.

          Section 2.2.   Name

          The name of the Company is Inland Ryan Cliff Lake, LLC. The Company's business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of the Managing Member or any Affiliate thereof. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time in accordance with applicable law and shall notify the Members of such change in the next regular communication to the Members.

          Section 2.3.    Registered Office and Agent;  Principal
                    Place of Business; Other Places of Business

          The address of the registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801. The registered agent for service of process on the Company in the State of Delaware at such registered office is CT Corporation Systems, Inc. The principal office of the Company is located at 2901 Butterfield Road, Oak Brook, Illinois 60523 or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Illinois and Delaware as the Managing Member deems advisable.
          Section 2.4.   Power of Attorney

          A. Each Member (other than the Managing Member) and each Assignee hereby irrevocably constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

               (1)  execute, swear to, acknowledge, deliver, file
     and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Managing Member or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Managing Member or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles 11, 12 or 13 hereof or the Capital Contribution of any Member; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Membership Interests; and

               (2) execute, swear to, acknowledge and file all certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to make, evidence, or confirm any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the Managing Member or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 2.4 shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

          B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managing Member to act as contemplated by this Agreement, and it shall survive and not be affected by the subsequent Incapacity of any Member (other than the Managing Member) or Assignee and the Transfer of all or any portion of such Member's (other than the Managing Member's) or Assignee's LLC Units or Membership Interest and shall extend to such Member's (other than the Managing Member's) or Assignee's heirs, successors, assigns and personal representatives. Each Member (other than the Managing Member) or Assignee shall execute and deliver to the Managing Member or any Liquidator, within 15 days after receipt of the Managing Member's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company.

          2.5. Term

          The term of the Company commenced on August 11, 1999 being the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until December 31, 2040 unless extended by unanimous agreement of the Members or earlier terminated pursuant to the provisions of Section 13 hereof or as otherwise provided by law.
                           ARTICLE 3.
                            PURPOSE

          Section 3.1.   Purpose and Business

          The  sole  purpose  and nature of the  business  to  be
conducted by the Company is (i) to conduct the business of owning, operating and disposing the Property, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Managing Member at all times to be classified as a REIT for federal income tax purposes, unless the Managing Member ceases to qualify as a REIT for reasons other than the conduct of the business of the Company, and (ii) to do anything necessary or incidental to the foregoing subject to the terms, conditions, restrictions and requirements contained in this Agreement. As such, the Company is a single purpose limited liability company, and such is the intention of the Members. In connection with the foregoing, and without limiting the Managing Member's right in its sole discretion to cease qualifying as a REIT, the Members acknowledge that the Managing Member's current status as a REIT inures to the benefit of all the Members and not solely the Managing Member or its Affiliates. The Company covenants and agrees to retain its status as a single purpose entity and will not own any property other than the Property.

          Section 3.2.   Powers

          Subject to the restrictions contained in this Agreement including, but not limited to Section 7.3 hereof, the Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness and guaranty indebtedness of the Managing Member and other Affiliates (whether or not Funding Debt), whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that notwithstanding any other provision in this Agreement, the Managing Member may cause the Company not to take, or to refrain from taking, any action that, in the judgment of the Managing Member, in its sole and absolute discretion, (i) could subject the Managing Member to any additional taxes under Code Section 857 or Code Section 4981 or
(iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Managing Member, its securities or the Company, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by the Managing Member in writing.

          Section 3.3    Specified Purposes

          The Company shall be a limited liability company only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a joint venture or partnership between or among the Members with respect to any activities whatsoever other than the activities within the purposes of the Company as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member or any indebtedness or obligation of the Company or the Company's employees or agents. The Company shall not be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

          Section  3.4.   Representations and Warranties  by  the
Members

          A. Each Member that is an individual (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) such Member has the legal capacity to enter into this agreement and perform such Member's obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member's property is bound, or any statute, regulation, order or other law to which such Member is subject, (iii) such Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iv) if such Member has been timely provided a Tenant Schedule, such Member (other than the Managing Member), except as otherwise disclosed in writing to the Managing Member, either (A) does not own, directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)) more than 25% of the interests in capital or profits of the Company or (B) (1) does not own, directly or indirectly or by attribution under Code
Section 318 (as modified by Code Section 856(d)(5)) any shares of stock of the Managing Member and (2) does not own directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)) any interest in any entity that is listed on the Tenant Schedule, and (v) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

          B. Each Member that is not an individual (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its managing member(s) (or, if there is no managing member, a majority in interest of all members), committee(s), trustee(s), general partner(s), beneficiaries, directors and shareholder(s), as the case may be, as required,
(ii) the consummation of such transactions will not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Member or any of such Member's properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iv) if such Member has been timely provided a Tenant Schedule, such Member (other than the Managing Member), except as otherwise disclosed in writing to the Managing Member, either (A) does not own, directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)) more than 25% of the interests in capital or profits of the Company or (B) (1) does not own, directly or indirectly or by attribution under Code
Section 318 (as modified by Code Section 856(d)(5)) any shares of stock of the Managing Member and (2) does not own directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)) any interest in any entity that is listed on the Tenant Schedule, and (v) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

          C. Each Member (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) represents, warrants and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances without prejudice, however, to each Member's right at all times to sell or otherwise dispose of all or any part of such Member's interest in the Company in accordance with the terms of this Agreement. Each Member further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment.

          D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of a Substituted Member, the admission of such Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company. The Managing Member may, in its sole and absolute discretion on behalf of the Company and its Members, grant waivers and exceptions to the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof, but any such waiver or exception must be in writing, must refer to this Section 3.4.D and must describe with particularity the representation or warranty as to which such waiver or exception shall apply.

          E. Each Member (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) hereby represents that it has consulted and been advised by its legal counsel and tax advisor in connection with, and acknowledges that no representations as to potential profit, tax consequences of any sort (including, without limitation, the tax consequences resulting from forming the Company, executing this Agreement, consummating the transaction provided for in or contemplated by the Contribution Agreement, making a Capital Contribution, being admitted to the Company or being allocated Tax Items), cash flows, funds from operations or yield, if any, in respect of the Company or the Managing Member have been made by any Member or any employee or representative or Affiliate of any Member, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.


                           ARTICLE 4.
                     CAPITAL CONTRIBUTIONS

          Section  4.1.    Capital Contributions of  the  Initial
Members

          At the time of their respective execution of this Agreement, the Members shall make Capital Contributions as set forth in Exhibit A to this Agreement. Each Member shall receive one LLC Unit for each $1.00 of Capital Contributions made by such Member. The Members shall own LLC Units in the amounts set forth in Exhibit A and shall have a Percentage Interest as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the Managing Member to the extent necessary to accurately reflect Capital Contributions, or similar events having an effect on a Member's Percentage Interest. The Non-Managing Member shall not be required or permitted to make any additional Capital Contributions or loans to the Company.

          Section 4.2.   Loans by Third Parties

          Subject to the provisions of Section 7.1 and 7.3 hereof, the Company may incur or assume Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements, for any purpose upon such terms as the Managing Member determines appropriate; provided, however, that the Company shall not incur or assume any Debt under which a breach, violation or default would be deemed to occur by virtue of the Transfer of any Membership Interest by a Non-Managing Member; provided, further, that any Debt shall be nonrecourse to each Member unless the Member to whom any Debt would be recourse otherwise agrees. Notwithstanding the foregoing, the Company may be liable on a recourse basis for the normal and customary exceptions to the nonrecourse provisions as may be set forth in documents evidencing a Debt.

          Section 4.3.   No Interest; No Return

          No Member shall be entitled to interest on its Capital Contribution or on such Member's Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

                           ARTICLE 5.
                         DISTRIBUTIONS

          Section  5.1.      Requirement and Characterization  of
          Distributions

          A. General. The Managing Member shall cause the Company to distribute on the LLC Distribution Date all (or with respect to amounts distributed pursuant to the following clause
(5), such portion as the Managing Member may in its discretion determine) Available Cash generated by the Company during such period to the Members on the LLC Record Date for such period as follows: 1% to the Managing Member and 99% to the Non-Managing Member.

          B. Conduct of Company Operations to Maintain Level of Distributions. The Managing Member intends to use reasonable efforts to cause the Company to operate in a manner (including, without limitation, incurring Debt, establishing and maintaining cash reserves, and undertaking and financing recurring and non-recurring capital expenditures) that enables the Company to make the distributions required pursuant to Section 5.1.A above.

          Section 5.2.   Distributions in Kind

          No right is given to any Member to demand and receive property other than cash.

          Section 5.3.   Amounts Withheld

          Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the
Managing  Member  determines  that the  Company  is  required  to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446; provided, however, the Managing Member, on behalf of the Company, shall make such filings with state and local authorities in accordance with customary business practices to minimize or eliminate any withholding requirement. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within 15 days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member's Membership Interest to secure such Member's obligation to pay to the Company any amounts required to be paid pursuant to this Section 5.3. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 5.3 when due, the Managing Member may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the Prime Rate plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

          Section 5.4.   Distributions Upon Liquidation

          Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Company shall be distributed in accordance with Section 13.2 hereof

          Section 5.5.   Restricted Distributions

          Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Member on account of its Membership Interest or interest in LLC Units if such distribution would violate the Act or other applicable law.

                           ARTICLE 6.
                          ALLOCATIONS

          Section 6.1.   Timing and Amount of Allocations of  Net
          Income and Net Loss

          Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year of the Company as of the end of each such year. Except as otherwise provided in this Article 6, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

          Section 6.2.   General Allocations.

          Except as otherwise provided in this Article 6:

          A. Net Income. Net Income for any Fiscal Year shall be allocated, for purposes of adjusting the Capital Accounts of the Members, in accordance with the following order of priority:

          1%  to  the Managing Member and 99% to the Non-Managing
Member.

          B. Net Loss. Net Loss for any Fiscal Year shall be allocated, for purposes of adjusting the Capital Accounts of the Members, pro rata to each Member in accordance with their relative positive Capital Account balances (calculated for this purpose by adding to such Member's Capital Account such Member's share of Company Minimum Gain and Member Minimum Gain).
     Section 6.3.     Additional Allocation Provisions

          A.   Regulatory Allocations

               (1)  Minimum Gain Chargeback.  Except as otherwise
     provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section
     6.3.A(l) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

               (2)   Member Minimum Gain Chargeback.   Except  as
     otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.A(1) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations
     Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(2) is intended to qualify as a "charge back of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

               (3)   Member  Nonrecourse Deductions.  Any  Member
     Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

               (4) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations
     Section 1.704-1(b)(2)(ii)(d), to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(4) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(4) were not in the Agreement. It is intended that this Section 6.3.A(4) qualify and be construed as a "qualified income offset" within the meaning of
     Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               (5) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective LLC Units, subject to the limitations of this Section 6.3.A(5).

               (6) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their LLC Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

               (7) Curative Allocations. The allocations set forth in Sections 6.3.A(l) through (6) hereof (the
     "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other item and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

          Section 6.4.   Tax Allocations

          A.    In General.  Except as otherwise provided in this
Section  6.4,  for  income tax purposes under the  Code  and  the
Regulations, each Company item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections
6.2 and 6.3 hereof.

          B. Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Members for income tax purposes pursuant to the method as described in Regulations
Section 1.704-3(d) that is chosen by the Managing Member. In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value" (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and this Section 6.4.B.

          Section 6.5.   Other Provisions

          A. Other Allocations. In the event that (i) any modifications are made to the Code or any Regulations, (ii) any changes occur in any case law applying or interpreting the Code or any Regulations, (iii) the IRS changes or clarifies the manner in which it applies or interprets the Code or any Regulations or any case law applying or interpreting the Code or any Regulations or (iv) the IRS adjusts the reporting of any of the transactions contemplated by this Agreement which, in each case, either (a) requires allocations of items of income, gain, loss, deduction or credit or (b) requires reporting of any of the transactions contemplated by this Agreement in a manner different from that set forth in this Article 6, the Managing Member is hereby authorized to make new allocations or report any such transactions (as the case may be) in reliance of the foregoing, and such new allocations and reporting shall be deemed to be made pursuant to the fiduciary duty of the Managing Member to the Company and the other Members, and no such new allocation or reporting shall give rise to any claim or cause of action by any Member.

          B. Consistent Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made by this
Article 6 and hereby agree to be bound by the provisions of  this
Article 6 in reporting their shares of Net Income, Net Loss and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.


                           ARTICLE 7.
             MANAGEMENT AND OPERATIONS OF BUSINESS

          Section 7.1.   Management

          A. Except as otherwise expressly provided in this Agreement, the Managing Member, in its capacity as a Member of the Company under the Act, shall have sole and complete charge and management over the business and affairs of the Company, in all respects and in all matters. The Managing Member shall be an agent of the Company's business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Managing Member shall at all times be a Member of the Company. Except as otherwise expressly provided in this Agreement or required by any non-waivable provisions of applicable law, the Non-Managing Member shall not participate in the control of the Company, shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company and shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business. The Managing Member may not be removed by the Members with or without cause, except with the consent of the Managing Member. In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to the other provisions hereof including the limitations on the authority of the Managing Member set forth in Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

               (1)    except  as  expressly  restricted  in  this
     Article 7, the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to its Members in such amounts as will permit the Managing Member (so long as the Managing Member qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its shareholders sufficient to permit the Managing Member to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of any of the foregoing by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Company's assets and the execution of agreements, documents and instruments evidencing Managing Member Loans) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Company;

               (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

               (3) except as restricted pursuant to Section 7.3.E(2) hereof, the acquisition, sale, transfer, exchange or other disposition of any assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity or the conversion of the Company to any other entity or the transfer of the Company to another jurisdiction;

               (4) except as restricted pursuant to Section 7.1.C hereof, the mortgage, pledge, encumbrance or hypothecation of any assets of the Company (including, without limitation, any Contributed Property), the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement which the Managing Member believes will directly benefit the Company and on any terms that the Managing Member sees fit, including, without limitation, the financing of the conduct or the operations of the Managing Member or the Company, the lending of funds to other Persons (including, without limitation, the Managing Member, if necessary to permit the financing or capitalization of a subsidiary of the Managing Member or the Company) and the repayment of obligations of the Company, any of its Subsidiaries and any other Person in which it has an equity investment;

               (5) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation. any Contributed Property, or other asset of the Company or any Subsidiary;

               (6) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company's operations or the implementation of the Managing Member's powers under this Agreement, including contracting with asset managers, property managers, loan servicers (including, without limitation, as to any Contributed Property or other Property, contracting with the Managing Member or its Affiliates for asset management, property management or mortgage loan servicing services at rates not to exceed 95% of the rate that is charged by non-affiliated parties; it being agreed that an asset management fee of one percent (1%) of the initial Gross Asset Value of the Property, and a property management fee of four and one-half percent (4.5%) of the Company's gross collected revenues, and a mortgage loan servicing fee of eight tenths of one percent (.8%) of the loan balance are acceptable annual rates), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company's assets;

               (7) the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company, and the collection and receipt of revenues, rents and income of the Company;

               (8) the selection and dismissal of employees of the Company or the Managing Member (including, without limitation, employees having titles or offices such as "president," "vice president," "secretary" and "treasurer'), and agents, outside attorneys, accountants, consultants and contractors of the Company or the Managing Member and the determination of their compensation and other terms of employment or hiring;

               (9) the maintenance of such insurance for the benefit of the Company and the Members as it deems necessary or appropriate including casualty, liability and other insurance on the Properties of the Company;

               (10) [INTENTIONALLY DELETED];

               (11)  the  control  of any matters  affecting  the
     rights  and  obligations  of  the  Company,  including   the
     settlement,  compromise, submission to  arbitration  or  any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

               (12) the undertaking of any action in connection with the Company's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, contributing or loaning Company funds to, incurring indebtedness on behalf of, or guaranteeing the obligations of any such Persons);

               (13) the determination of the fair market value of any Company property distributed in kind as determined by an Appraisal which amount shall be equal to the Appraised
     Value;

               (14) the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member's contribution of property or assets to the Company;

               (15) the collection and receipt of revenues and income of the Company;

               (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;
               (17) the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

               (18) the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have an interest pursuant to contractual or other arrangements with such Person;

               (19) the maintenance of working capital and other reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time;

               (20) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement; and

               (21) the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Accounts, LLC Units, and Percentage Interests of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of LLC Units, the admission of any Substituted Member or otherwise, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement.

          B. The Non-Managing Member hereby agrees that the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Non-Managing Member, notwithstanding any other provision of this Agreement (except as expressly provided in this Agreement), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.

          C. At all times from and after the date hereof, the Managing Member may cause the Company to obtain and maintain (i) casualty, liability and other insurance on the properties of the Company and (ii) liability insurance for the Indemnitees hereunder.

          D. In exercising its authority under this Agreement, the Managing Member may, but (except as otherwise provided in this Article 7 hereof) shall be under no obligation, to take into account the tax consequences to any Member (including the Managing Member) of any action taken by it. The Managing Member and the Company shall not have liability to a Member under any circumstances as a result of an income tax liability incurred by such Member as a result of an action (or inaction) by the Managing Member pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith.

          Section 7.2.   Certificate of Formation

          The Managing Member is hereby designated an "authorized person" within the meaning of the Act and to the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware. Subject to the terms of Section 8.5.A(4) hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, or other jurisdiction in which the Company may elect to do business or own property.

          Section   7.3.    Restrictions  on  Managing   Member's
          Authority

          A. The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement, including, without limitation:

               (1) take any action that would make it impossible to carry on the ordinary business of the Company;

               (2)   possess  Company  property,  or  assign  any
     rights  in  specific  Company property,  for  other  than  a
     Company  purpose  except  as  otherwise  provided  in   this
     Agreement;

               (3) admit a Person as a Member, except as otherwise provided in this Agreement;

               (4)   perform  any act that would subject  a  Non-
     Managing Member to liability as a Managing Member in any jurisdiction or any other liability except as expressly provided in this Agreement or under the Act; or

               (5) enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts the ability of (a) the Managing Member or the Company from satisfying its obligations under Section 5.1 or 8.6 hereof in full.

          B. The Managing Member shall not, without the prior Consent of the Non-Managing Member and the consent of Ryan undertake or have the authority to do or undertake, on behalf of the Company, any of the following actions or enter into any transaction which would have the effect of such transactions:

               (1)      except as provided in Section  7.3.C  and
     Section 7.1.A(21), amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Members pursuant to Article 11 or Article 12 hereof,

               (2) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Company;

               (3) institute any proceeding for bankruptcy on behalf of the Company;

               (4)  confess a judgment against the Company;

               (5) approve or acquiesce to the Transfer of the Membership Interest of the Managing Member to any Person other than the Company;

               (6) admit into the Company any Additional or Substitute Managing Member;

               (7) except as otherwise expressly provided in this Agreement, take any action to admit or accept any new or additional Members.

          C.   Notwithstanding Section 7.3.B, the Managing Member
shall have the exclusive power to amend this Agreement as may  be
required   to  facilitate  or  implement  any  of  the  following
purposes:

               (1)   to  add  to the obligations of the  Managing
     Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Non-Managing Member;

               (2) to reflect the issuance of additional Membership Interests pursuant to the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement and to amend Exhibit A in connection with such admission, substitution or withdrawal; provided, however, that the foregoing shall not be construed as allowing the Managing Member to admit any Additional Members to the Company without the consent of the Non-Managing Member;

               (3)    to   reflect  a  change  that  is   of   an
     inconsequential nature and does not adversely affect the Non-Managing Member in any material respect, or to cure any ambiguity, correct or supplement any provision in this
     Agreement   not   inconsistent  with  law  or   with   other
     provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

               (4) to satisfy any requirements, conditions, or guidelines contained in any order, directive or regulation of a federal or state agency or contained in federal or state law;

               (5) to reflect such changes as are reasonably necessary for the Managing Member to maintain its status as a REIT or to satisfy the REIT Requirements; and

               (6)  to modify, as set forth in the definition  of
     "Capital Account," the manner in which Capital Accounts are computed; provided, however, under no circumstances may any such modification change the amount or the timing of any amount to be received by any Member under this Agreement.

     The  Managing Member will provide notice to the Non-Managing
     Member when any action under this Section 7.3.C is taken.

          D. Notwithstanding Section 7.3.B and 7.3.C hereof or any other provision in this Agreement to the contrary, this Agreement shall not be amended with respect to any Member adversely affected, and no action may be taken by the Managing Member, without the Consent of such Member adversely affected if such amendment or action would (i) convert the Non-Managing Member's interest in the Company into a managing member's interest (except as the result of the Managing Member acquiring such interest), (ii) modify the limited liability of the Non-Managing Member, (iii) alter rights of the Member to receive distributions pursuant to Article 5 or Section 13.2.A(4), or the allocations specified in Article 6 (except as permitted pursuant to Section 7.3.C(3) hereof), (iv) alter or modify the rights to an Exchange as set forth in Section 8.6, and related definitions hereof or (v) amend this Section 7.3.D. Further, no amendment may alter the restrictions on the Managing Member's authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

          E. The Managing Member shall not, on behalf of the Company, take any of the following actions without the prior
Consent of the Non-Managing Member and the Consent of Ryan:

               (1) to the fullest extent permitted by law, dissolve the Company, other than incident to a Termination
     Transaction (as defined in Section 11.2); or

               (2) sell, dispose, convey or otherwise transfer the Property during the No-Transfer Period.

     If Managing Member breaches any such restrictions, Ryan shall have the right at any time thereafter to exchange all or any portion of its LLC Units in Non-Managing Member pursuant to and in accordance with the terms of the Limited Liability Company Agreement of Non-Managing Member, in addition to pursuing all other remedies available to it by reason of such breach.

          Section 7.4.   Reimbursement of the Managing Member

          A. The Managing Member shall not be compensated for its services as the Managing Member of the Company. Distributions, payments and allocations to which the Managing Member may be entitled in its capacity as the Managing Member shall not constitute compensation for services rendered by the Managing Member as provided in this Agreement (including the provisions of Articles 5 and 6 hereof).

          B. Subject to Sections 7.4.C and 15.12 hereof, the Company shall be liable, and shall reimburse the Managing Member on a monthly basis (or such other basis as the Managing Member may determine in its sole and absolute discretion), for all sums expended in connection with the Company's business. Any such reimbursements shall be in addition to any reimbursement of the Managing Member as a result of indemnification pursuant to
Section 7.7 hereof

          C. To the extent practicable, Company expenses shall be billed directly to and paid by the Company. Subject to Sections 7.1.C and 15.12 hereof, reimbursements to the Managing Member or any of its Affiliates by the Company shall be allowed, however, for the actual cost to the Managing Member or any of its Affiliates of operating and other expenses of the Company, including, without limitation, the actual cost of goods, materials and administrative services related to (i) Company operations, (ii) Company accounting, (iii) communications with Members, (iv) legal services, (v) tax services, (vi) computer services, (vii) risk management, (viii) mileage and travel expenses and (ix) such other related operational and administrative expenses as are necessary for the prudent organization and operation of the Company. "Actual cost of goods and materials" means the actual cost to the Managing Member or any of its Affiliates of goods and materials used for or by the Company obtained from entities not affiliated with the Managing Member, and "actual cost of administrative services" means the pro rata cost of personnel (as if such persons were employees of the Company) providing administrative services to the Company.
The cost for such services to be reimbursed to the Managing Member or any Affiliate thereof shall be the lesser of the Managing Member's or Affiliate's actual cost, or the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location. The foregoing provisions shall not be deemed to limit the right of the Managing Member to cause the Company to pay a property management fee and an asset management fee to its Affiliates as provided in Section 7.1.A(6) hereof.

          D. The Managing Member shall also be reimbursed for all expenses it incurs relating to any issuance of additional Membership Interests or Debt of the Company (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to the foregoing), all of which expenses are considered by the Members to constitute expenses of, and for the benefit of, the Company.

To  the extent that reimbursements to the Managing Member or  any of its Affiliates by the Company pursuant to this Section 7.4 would constitute gross income to the Managing Member for purposes of Code Section 856(c)(2) or 856(c)(3), then such amounts shall be treated as "guaranteed payments" within the meaning of Code
Section 707(c).

          Section 7.5.   Other Business of Managing Member

          The Managing Member shall devote to the Company such time as may be necessary for the performance of its duties as Managing Member, but the Managing Member is not required, and is not expected, to devote its full time to the performance of such duties. The Managing Member may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the Managing Member or any Affiliate of the Managing Member from dealing, or otherwise engaging in business with, Persons transacting business with the Company, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor, not involving any rebate or reciprocal arrangement that would have the effect of circumventing any restriction set forth herein upon dealings with the Managing Member or any Affiliate of the Managing Member. Neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

          Section 7.6.   Contracts with Affiliates

          A. Subject to Section 7.6.B below, the Company may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Person.

          B. Neither the Managing Member nor any of its Affiliates, directly or indirectly, shall sell, transfer or convey any Property to, or purchase any property from, or borrow funds from, or lend funds to, the Company or engage in any other transactions with the Company, except upon terms determined by the Managing Member in good faith to be fair and reasonable and comparable to terms that could be obtained from an unaffiliated party in an arm's length transaction.

          C. The Managing Member in its sole and absolute discretion and without the approval of the Non-Managing Member, may propose and adopt on behalf of the Company employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Company or any of the Company's Subsidiaries.

          D. The Managing Member is expressly authorized to enter into, in the name and on behalf of the Company, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Company and the Managing Member, on such terms as the Managing Member, in its sole and absolute discretion, believes are advisable.

          Section 7.7.   Indemnification

          A. To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation the
foregoing  indemnity  shall  extend  to  any  liability  of   any
Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity  agreements  consistent with  the  provisions  of  this
Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding such that the Indemnitee is not entitled to indemnification under this Section 7.7. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitees, and neither the Managing Member nor any Non-Managing Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

          B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
          C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

          D. The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          E. For purposes of this Section 7.7, (i) the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.7 and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

          F. In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

          G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company's liability to any Indemnitee under this Section
7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          I. If and to the extent any reimbursements to the Managing Member pursuant to this Section 7.7 constitute gross income to the Managing Member (as opposed to the repayment of advances made by the Managing Member on behalf of the Company) such amounts shall constitute guaranteed payments within the meaning of Code Section 707(c), shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members' Capital Accounts.

          Section 7.8.   Liability of the Managing Member

          A. Notwithstanding anything to the contrary set forth in this Agreement, neither the Managing Member nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Company, any Members or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the Managing Member or such director or officer acted in good faith.

          B. The Non-Managing Member expressly acknowledges that the Managing Member is acting for the benefit of the Company, the Members and the Managing Member's shareholders collectively, that the Managing Member is (except as otherwise provided in this Agreement, including, but not limited to, the restrictions on the Managing Member's power and authority pursuant to this Article 7) under no obligation to give priority to the separate interests of the Members or the Managing Member's shareholders (including, without limitation, the tax consequences to Members, Assignees or the Managing Member's shareholders) in deciding whether to cause the Company to take (or decline to take) any actions and that the Managing Member shall not be liable to the Company or to any Member for monetary damages for losses sustained, liabilities incurred, or benefits not derived by the Non-Managing Member in connection with such decisions, provided that the Managing Member has acted in good faith.

          C. Subject to its obligations and duties as Managing Member set forth in Section 7.1.A hereof, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

          D.    Any  amendment, modification or  repeal  of  this
Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member's, and its officers' and directors', liability to the Company and the Non-Managing Member under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          Section  7.9.    Other Matters Concerning the  Managing
Member

          A. The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          B. The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the Managing Member reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

          C. The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member hereunder.

          D. Notwithstanding any other provisions of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Managing Member to continue to qualify as a REIT, (ii) for the Managing Member otherwise to satisfy the REIT Requirements or (iii) to allow the Managing Member to avoid incurring any liability for taxes under
Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by the Non-Managing Member.

     Section 7.10.  Title to Company Assets

          Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets shall be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, including Affiliates of the Managing Member as may be required to complete financing and to otherwise comply with the intent of the Contribution Agreement and this Agreement. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

          Section 7.11.  Reliance by Third Parties

          Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that, except for the actions identified in Section 7.3.E hereof, the Managing Member has full power and authority, without the consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company's sole party in interest, both legally and beneficially. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

                           ARTICLE 8.
               RIGHTS AND OBLIGATIONS OF MEMBERS

          Section 8.1.   Limitation of Liability

          The Non-Managing Member shall have no liability under this Agreement except for its obligations to make Capital Contributions pursuant to Section 4.1, the Managing Member's rights of offset as expressly set forth in Section 5.1.A, the payments described in Section 5.3 and as expressly provided under the Act.

          Section 8.2.   Managing of Business

          The Non-Managing Member or Assignee (other than the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall not take part in the operations, management or control (within the meaning of the Act) of the Company's business, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Managing Member or Assignees under this Agreement.

          Section 8.3.   Outside Activities of Members

          Subject  to  any  agreements entered into  pursuant  to
Section 7.6 hereof and any other agreements entered into by a Member or a partner or member of such Member or its Affiliates with the Managing Member, the Company or a Subsidiary (including, without limitation, any employment agreement), any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate, partner, member or shareholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person (other than the Managing Member, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Member or a partner or member of such Member or its Affiliates with the Managing Member, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person.

          Section 8.4.   Return of Capital

          No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. Except as otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits.

          Section  8.5.   Rights of Non-Managing Member  Relating
     to the Company

          A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, the Non-Managing Member shall have the right, upon written demand and at the Non-Managing Member's own expense:

               (1) to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the Managing Member pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the Managing Member,

               (2) to obtain a copy of the Company's federal, state and local income tax returns for each Fiscal Year;

               (3) to obtain a current list of the name and last known business, residence or mailing address of each Member,

               (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed;

               (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member and that each Member has agreed to contribute in the future, and the date on which each became a Member; and

               (6) to obtain true and full information in connection with the Company operations.

          B.     Notwithstanding  any  other  provision  of  this
Section 8.5, the Managing Member may keep confidential from the Non-Managing Member, for such period of time as the Managing Member determines in its reasonable discretion, any information that (i) the Managing Member reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or could damage the Company or its business or (ii) the Company or the Managing Member is required by law or by agreements with unaffiliated third parties to keep confidential.

          Section 8.6.   INTENTIONALLY OMITTED

                           ARTICLE 9.
             BOOKS, RECORDS, ACCOUNTING AND REPORTS

          Section 9.1.   Records and Accounting

          A. The Managing Member shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company's business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 8.5 and 9.3 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

          B. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the Managing Member determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company and the Managing Member may operate with integrated or consolidated accounting records, operations and principles.

          Section 9.2.   Fiscal Year

          The Fiscal Year of the Company shall be the calendar year.

          Section 9.3.   Reports
          A. As soon as practicable, but in no event later than 105 days after the close of each Fiscal Year, the Managing Member shall cause to be mailed to each Member, of record as of the close of the Fiscal Year, and to Ryan, an annual report containing financial statements of the Company, and the Managing Member (unless such statements are prepared on a consolidated basis), for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing Member.

          B. As soon as practicable, but in no event later than 60 days after the close of each calendar quarter (except the last calendar quarter of each year), the Managing Member shall cause to be mailed to each Member, of record as of the last day of the calendar quarter, and to Ryan, a report containing unaudited financial statements of the Company, or of the Managing Member, if such statements are prepared solely on a consolidated basis with the Managing Member, and such other information as may be required by applicable law or regulation or as the Managing Member determines to be appropriate.

                          ARTICLE 10.
                          TAX MATTERS

          Section 10.1.  Preparation of Tax Returns

          The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Members for federal and state income tax reporting purposes.

          Section 10.2.  Tax Elections

          Except as otherwise provided herein, the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, without limitation, the election under Section 754 of the Code. The Managing Member shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 754) upon the Managing Member's determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

          Section 10.3.  Tax Matters Partner

          A. The Managing Member shall be designated and shall operate as "Tax Matters Partner" (as defined in Code Section
6231), to oversee or handle matters relating to the taxation of the Company and shall notify each Member of any material proposed adjustment to any income tax return of the Company.

          B. The Member designated as "Tax Matters Partner" may make all elections for federal income and all other tax purposes
(including, without limitation, pursuant to Code Section 754).

          C. Income tax returns of the Company shall be prepared by such certified public accountant(s) as the Managing
Member shall retain at the expense of the Company.

          Section 10.4.  Organizational Expenses

          The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 60-month period as provided in Code Section 709.

                          ARTICLE 11.
                   TRANSFERS AND WITHDRAWALS

          Section 11.1.  Transfer

          A.   No part of the Membership Interest of a Member may
be   voluntarily  alienated  or  encumbered  except  as  may   be
specifically provided for in this Agreement.

          B. No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in Article 7 or this Article 11. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article 11 shall be null and void.

          Section 11.2.  Transfer of Managing Member's Membership
Interest

          Except in connection with a transfer by the Managing Member of substantially all of its assets and liabilities to a partnership or limited liability company in connection with a reorganization of the Managing Member into an UPREIT structure (an "UPREIT Reorganization"), the Managing Member shall not resign from the Company and shall not Transfer all or any portion of its interest in the Company without the Consent of the Non-Managing Member and of Ryan, which may be given or withheld by Non-Managing Member and Ryan in their sole and absolute discretion. Upon any transfer of the Membership Interest of the Managing Member in accordance with the provisions of this Section 11.2, the transferee shall become a Substitute Managing Member for all purposes herein, and shall be vested with the powers and rights of the transferor Managing Member, and shall be liable for all obligations and responsible for all duties of the Managing Member, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Managing Member under this Agreement with respect to such Transferred Membership Interest, and (provided that the transferor satisfies the Net Worth requirement set forth below) such Transfer shall relieve the transferor Managing Member of its obligations under this Agreement accruing subsequent to the date of such Transfer. In the event the Managing Member resigns from the Company, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the Managing Member, the Non-Managing Member may elect to continue the Company business by selecting a substitute Managing Member in accordance with Section 13.1.B.

          Section 11.3.  Non-Managing Member's Rights to Transfer

          A.    General.   No Non-Managing Member shall  Transfer
all or any portion of its Membership Interest, or any of such Non-Managing Member's economic rights as a Non-Managing Member, to any transferee without the consent of the Managing Member, which consent may be withheld in its sole and absolute discretion; provided, however, that the Non-Managing Member may, at any time, without the consent of the Managing Member, Transfer all or part of its Membership Interest (i) in the case of a Member which is an individual, to any Family Member, any trust (whether or not revocable) of which such Non-Managing Member or such Non-Managing Member's Family Members are the sole beneficiaries, (ii) in the case of a Member which is not an individual, to any of the Persons who were partners, stockholders, members or owners of the Member as of the Effective Date, (iii) pursuant to a gift or other transfer without consideration, (iv) pursuant to the applicable laws of descent or distribution, (v) to another Member, (vi) subject to the provisions of Section 11.6, pursuant to a grant of a security interest, pledge or other encumbrance effected in a bona fide transaction or as a result of the exercise of remedies related to the security interest, pledge or other encumbrance (other than, in each case, to a lender to the Company or a Person who is related to a lender to the Company) or
(vii) to any Affiliate, provided that the Non-Managing Member transferor provide the Company with a legal opinion in a form reasonably acceptable to the Managing Member that such transfer would not cause the exemption from registrations under the
Securities Act relied upon by the Company in issuing the LLC Units to no longer be available. Any Transfer permitted by this
proviso  is  referred  to as a "Permitted  Transfer."   It  is  a
condition to any Transfer otherwise permitted hereunder that the transferee assume by operation of law or express agreement all of the obligations of the transferor Member under this Agreement
with  respect  to  such  Transferred  Membership  Interest.   Any
transferee,  whether  or not admitted as  a  Substituted  Member,
shall   take   subject  to  the  obligations  of  the  transferor
hereunder.    Unless  admitted  as  a  Substituted   Member,   no
transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

          B. Incapacity. If the Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Non-Managing Member's estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non-Managing Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Non-Managing Member possessed to Transfer all or any part of its interest in the
Company. The Incapacity of a Non-Managing Member, in and of itself, shall not dissolve or terminate the Company.
          C. Opinion of Counsel. In connection with any Transfer of a Membership Interest, the Managing Member shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Company or the LLC Units, the Managing Member may prohibit any Transfer by a Member of Membership Interests otherwise permitted under this Section 11.3.

          D. Adverse Tax Consequences. No Transfer by a Member of its Membership Interests (excluding any Exchange pursuant to Section 8.6) may be made to any Person if (i) in the opinion of legal counsel for the Company, it would result in the Company being treated as an association taxable as a corporation for federal income tax or for state income or franchise tax purposes, (ii) in the opinion of legal counsel for the Company, it would adversely affect the ability of the Managing Member to continue to qualify as a REIT or would subject the Managing Member to any additional taxes under Code Section 857 or Code
Section 4981 or (iii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code
Section 7704.

          E. Transfers to Lenders. No Transfer of any LLC Units may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the consent of the Managing Member, in its sole and absolute discretion; provided that, as a condition to such consent, the lender will be required to enter into an arrangement with the Company and the Managing Member to redeem or exchange for the Cash Amount any LLC Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Code
Section 752.

          Section 11.4.  Substituted Members

          A. No Member shall have the right to substitute a transferee (excluding any transferees pursuant to Transfers permitted by Section 11.3 hereof, each of whom shall be a Substituted Member) as a Member in its place. The Managing Member shall, however, have the right to consent to the admission of a transferee of the interest of a Member pursuant to this
Section 11.4 as a Substituted Member, which consent may be given or withheld by the Managing Member in it sole and absolute discretion. The Managing Member's failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or any Member.

          B. A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be subject to the transferee executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission).

          C. Upon the admission of a Substituted Member, the Managing Member shall amend Exhibit A to reflect the name, address, Capital Account, number of LLC Units and Percentage Interest of such Substituted Member and to eliminate or adjust, if necessary, the name, address, Capital Account, number of LLC Units and Percentage Interest of the predecessor of such Substituted Member (any other Member, as necessary).

          Section 11.5.  Assignees

          If the Managing Member does not consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Member, as described in Section 11.4 hereof after compliance by the Non-Managing Member and its transferees of all the requirements set forth in Section 11.3, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the LLC Units assigned to such transferee, the rights to Transfer the LLC Units provided in this Article 11, and the right of Exchange provided in Section 8.6, but shall not be deemed to be a holder of LLC Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote with respect to such LLC Units on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such LLC Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Members desiring to make an assignment of LLC Units. The Managing Member shall have no liability under any circumstance with respect to any Assignee as to which it does not have notice.

          Section 11.6.  General Provisions

          A. The Non-Managing Member may not resign from the Company other than as a result of (i) a permitted Transfer of all of such Non-Managing Member's LLC Units in accordance with this
Article 11 and the transferee(s) of such LLC Units being admitted to the Company as a Substituted Member.

          B.    Any Member who shall (i) Transfer all of its  LLC
Units in a Transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Member shall cease to be a Member.

          C. All distributions of Available Cash attributable to an LLC Unit with respect to which the LLC Record Date is before the date of a Transfer shall be made to the transferor Member or the exchanging Member, as the case may be, and, in the case of a Transfer, all distributions of Available Cash thereafter attributable to such LLC Unit shall be made to the transferee Member.

          D. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Membership Interest by any Member (including any acquisition of LLC Units by the Company) be made:

               (a)   to any person or entity who lacks the  legal
right, power or capacity to   own a Membership Interest;

               (b)  in violation of applicable law;

               (c) if such Transfer would, in the opinion of counsel to the Company or the Managing Member, cause an increased tax liability to any other Member of Assignee as a result of the termination of the Company, in either case for federal or state income or franchise tax purposes;

               (d) if such Transfer would, in the opinion of legal counsel to the Company, cause the Company either
     (i) to cease to be classified as a partnership or (ii) to be classified as a publicly traded partnership treated as a corporation, in either case for federal or state income tax purposes;

               (e) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c));

               (f) if such Transfer would, in the opinion of legal counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations
     Section 2510.2-101;

               (g) if such Transfer causes the Company (as opposed to the Managing Member) to become a reporting company under the Exchange Act; or

               (h)   if  such  Transfer subjects the  Company  to
     regulation under the     Investment Company Act of 1940, the
     Investment Advisors Act of 1940 or ERISA, each as amended.

                          ARTICLE 12.
                      ADMISSION OF MEMBERS

          Section 12.1.  Admission of Successor Managing Member
          A successor to all of the Managing Member's Membership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately upon such Transfer. Any such successor shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission.

          Section  12.2.  Amendment of Agreement and  Certificate
of Membership

          For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

          Section 12.3.  Limitation on Admission of Members

          A. No Person shall be admitted to the Company as a Substituted Member or an Additional Member if, in the opinion of legal counsel for the Company, it would result in the Company being treated as a corporation for federal income tax purposes or otherwise cause the Company to become a reporting company under the Exchange Act.

          B.    Except  as provided in Section 4.1, the  Managing
Member  shall  not  permit the Company to  issue  additional  LLC
Units.

                          ARTICLE 13.
            DISSOLUTION, LIQUIDATION AND TERMINATION

          Section 13.1.  Dissolution

          The Company shall not be dissolved by the admission of Substituted Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business of the Company without dissolution. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event"):

          A.    the expiration of its term as provided in Section
2.5 hereof;

          B. the resignation, dissolution, termination or Incapacity of the Managing Member unless within 90 days after the occurrence of such event, a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of such event, of a substitute Managing Member.
          C. entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

          D. after the sale of all or substantially all of the assets and properties of the Company for cash or marketable securities;

          E. the Exchange of all LLC Units (other than those of the Managing Member); or

          F. at any time there are no Members of the Company, unless the Company is continued in accordance with the Act.

          Section 13.2.  Winding Up

          A. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members. After the occurrence of a Liquidating Event, no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Managing Member (or, in the event that there is no remaining Managing Member, any Person elected by the Non-Managing Member (the Managing Member or such other Person being referred to herein as the "Liquidator")) shall be responsible for overseeing  the  winding up and dissolution of  the  Company  and shall take full account of the Company's liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in the Managing Member) shall be applied and distributed in the following order:

               (1)   First,  to the satisfaction of  all  of  the
     Company's  debts and liabilities    to creditors other  than
     the Members and their Assignees (whether by payment or the making of reasonable provision of payment thereof);

               (2)   Second, to the satisfaction of  all  of  the
          Company's  debts and liabilities    to the Non-Managing
          Member (whether by payment or the making of reasonable provision for payment thereof);

               (3)   Third,  to the satisfaction of  all  of  the
          Company's debts and liabilities  to the Managing Member
          (whether   by  payment  or  the  making  of  reasonable
          provision for payment thereof); and

               (4) The balance, if any, to the Members and any Assignees in accordance with and proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods including the year of liquidation.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article 13.

          B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part of all of the Company's assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine by Appraisal the fair market value of any property distributed in kind.

          C. In the event that the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Members and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, their positive Capital Account balances subject to 13.2.A(4). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Managing Member or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Company
liabilities   (contingent  or  otherwise)  and  to  reflect   the
unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

          Section 13.3.  Deemed Distribution and Recontribution

          Notwithstanding any other provision of this Article 13, in the event that the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating
Event   has  occurred,  the  Company's  Property  shall  not   be
liquidated, the Company's liabilities shall not be paid or discharged and the Company's affairs shall not be wound up. Instead, for federal and state income tax purposes, the Company shall be deemed to have distributed its assets in kind to the Members, who shall be deemed to have assumed and taken such assets subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the Company assets in kind to the Company, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

          Section 13.4.  Rights of Members

          Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

          Section 13.5.  Notice of Dissolution

          In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Members pursuant to Section 13.1 hereof, result in a dissolution of the Company, the Managing Member shall, within 30 days thereafter, provide written notice thereof to each of the Members and, in the Managing Member's sole and absolute discretion or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member), and the Managing Member may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conduct business (as determined in the sole and absolute discretion of the Managing Member).

          Section 13.6.  Cancellation of Certificate of Formation

          Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

          Section 13.7.  Reasonable Time for Winding-Up

          A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

          Section 13.8.  Liability of Liquidator

          The Liquidator shall be indemnified and held harmless by the Company from and against any and all claims, liabilities, costs, damages, and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of (i) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement or
(ii) the proven willful misconduct or gross negligence of the Liquidator.

                          ARTICLE 14.
              PROCEDURES FOR ACTIONS AND CONSENTS
                OF MEMBERS; AMENDMENTS; MEETINGS

          Section  14.1.  Procedures for Actions and Consents  of
Members

          The  actions requiring consent or approval of the  Non-
Managing Member and/or Ryan pursuant to this Agreement, including
Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

          Section 14.2.  Amendments

          Amendments to this Agreement requiring the approval of the Non-Managing Member and/or Ryan may be proposed by the Managing Member or the Non-Managing Member. Following such proposal, the Managing Member shall submit any proposed amendment to the Members and to Ryan. The Managing Member shall seek the written Consent of the Members and Ryan on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the Managing Member may deem appropriate. The affirmative vote or consent, as applicable, of the Managing Member, Ryan and the Non-Managing Member is required for the approval of such proposed amendment. For purposes of obtaining a written consent, the Managing Member may require a response within a reasonable specified time, but not less than 15 days. Failure to respond in such time period shall not constitute a consent that is consistent with the Managing Member's recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

          Section 14.3.  Meetings of the Members

          A. Meetings of the Members may be called by the Managing Member and shall be called upon the receipt by the Managing Member of a written request by the Non-Managing Member. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven days nor more than 30 days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.3.B hereof.

          B. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

          C. Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company's receipt of written notice of such revocation from the Member executing such proxy.

          D. Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of the Managing Member's shareholders and may be held at the same time as, and as part of, the meetings of the Managing Member's shareholders.

                          ARTICLE 15.
                       GENERAL PROVISIONS

          Section 15.1.  Addresses and Notice

          Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service ) (i) in the case of a Member, to that Member at the address set forth in Exhibit A or such other address of which the Member shall notify the Managing Member in writing and (ii) in the case of an Assignee, to the address of which such Assignee shall notify the managing Member in writing.

          Section 15.2.  Title and Captions

          All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

          Section 15.3.  Pronouns and Plurals

          Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          Section 15.4.  Further Action

          The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

          Section 15.5.  Binding Effect

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

          Section 15.6.  Creditors

          Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

          Section 15.7.  Waiver

          No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

          Section 15.8.  Counterparts

          This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

          Section 15.9.  Applicable Law

          This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

          Section 15.10. Entire Agreement; Ryan as Beneficiary

          This Agreement together with the Contribution Agreement contains all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interest and obligations of the members with respect to the Company. Ryan is intended to be a third-party beneficiary of this Agreement.

          Section 15.11. Invalidity of Provisions

          If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          Section 15.12. Limitation to Preserve REIT Status

          Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Company to, for or with respect to any REIT Member or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment"), would constitute gross income to the REIT Member for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, at the option of the Managing Member, the amount of such REIT Payments, as selected by the Managing Member in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, to, for or with respect to such REIT Member shall not exceed the lesser of:

               (a) an amount equal to the excess, if any, of (i) four and nine-tenths percent (4.9%) of the REIT Member's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over
     (ii)  the amount of gross income (within the meaning of Code
     Section 856(c)(2)) derived by the REIT Member from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

               (b) an amount equal to the excess, if any, of (i) 24% of the REIT Member's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Member from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (a) and (b) above may be made if the Managing Member, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Member's ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Member from failing to qualify as a REIT under the Code by reason of such REIT Member's share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Company, and this
Section 15.12 shall be interpreted and applied to effectuate such purpose.

          Section 15.13. No Partition

          No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute to any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

                              MANAGING MEMBER:
                              INLAND REAL ESTATE CORPORATION


                              By: /s/ Lou Quilici
                                   Its: Authorized Agent

                              NON-MANAGING MEMBER:
                              Inland Ryan, LLC
                              By: Inland Real Estate Corporation,
                              its Managing Member

                              By:  /s/ Lou Quilici
                              Name:    Lou Quilici
                              Title:   Authorized Agent